                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                     DOLE FOOD COMPANY, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

[LOGO]
DOLE FOOD COMPANY, INC.
31355 Oak Crest Drive
Westlake Village, California 91361

                                                                   April 6, 1995

To the Stockholders of Dole Food Company, Inc.:

    You are cordially invited to attend the Annual Meeting of Stockholders of Dole Food Company, Inc. (the "Company") which will be held at the JW Marriott Hotel, 2151 Avenue of the Stars, Los Angeles, California at 10:00 a.m. on Thursday, May 11, 1995.

    This booklet includes the Notice of Annual Meeting and the Proxy Statement, which contain information about the formal business to be acted on by the stockholders. The meeting will also feature a report on the operations of your Company, followed by a question and discussion period.

    We hope that you will be able to attend the meeting. However, whether or not you plan to attend in person, please complete, sign, date and return the enclosed proxy card(s) promptly to ensure that your shares will be represented. If you do attend the meeting and wish to vote your shares personally, you may revoke your proxy.

                                                     Sincerely yours,

                                                          [SIG]
                                                     David H. Murdock
                                                CHAIRMAN OF THE BOARD AND
                                                 CHIEF EXECUTIVE OFFICER

                            DOLE FOOD COMPANY, INC.
                             31355 OAK CREST DRIVE
                       WESTLAKE VILLAGE, CALIFORNIA 91361

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 11, 1995

                            ------------------------

    The Annual Meeting of Stockholders of DOLE FOOD COMPANY, INC. (the "Company") will be held at the JW Marriott Hotel, 2151 Avenue of the Stars, Los Angeles, California at 10:00 a.m. on Thursday, May 11, 1995 for the following purposes:

        1. To elect seven (7) directors of the Company, each to serve until the next Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified;

        2.  To approve the Company's Non-Employee Directors Stock Option Plan;

        3. To elect Arthur Andersen LLP as the Company's independent public accountants and auditors for the 1995 fiscal year; and

        4. To transact such other business as may properly come before the meeting or any adjournments thereof.

    The Board of Directors has fixed March 24, 1995 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only stockholders of record at the close of business on that date are entitled to vote at the Annual Meeting or any adjournments thereof.

                                           By Order of the Board of Directors,

                                                          [SIG]
                                                     Alan B. Sellers
                                                   CORPORATE SECRETARY

April 6, 1995

    TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD(S) AS PROMPTLY AS POSSIBLE AND RETURN IT (THEM) IN THE ENCLOSED PRE-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR AT DIFFERENT ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED AND RETURNED.

                            DOLE FOOD COMPANY, INC.
                             31355 OAK CREST DRIVE
                       WESTLAKE VILLAGE, CALIFORNIA 91361

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

    This Proxy Statement is furnished to stockholders by the Board of Directors of Dole Food Company, Inc. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of the Company to be held at the JW Marriott Hotel, 2151 Avenue of the Stars, Los Angeles, California at 10:00 a.m. on Thursday, May 11, 1995, and at any adjournments thereof. The Company's principal executive offices are located at 31355 Oak Crest Drive, Westlake Village, California, and its telephone number is (818) 879-6600.

    This Proxy Statement, Notice of Annual Meeting and the accompanying proxy card(s) are being first mailed to stockholders on or about April 7, 1995. The Company's 1994 Annual Report is being mailed to stockholders concurrently with this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies by the Company is to be made.

GENERAL INFORMATION

    The Board of Directors has fixed March 24, 1995 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. On the Record Date, 59,480,608 shares of Common Stock of the Company ("Common Stock") were outstanding and entitled to vote at the meeting. The Common Stock is the only class of stock of the Company that is outstanding and entitled to vote at the Annual Meeting.

    Stockholders who own shares registered in different names or at different addresses will receive more than one proxy card. A STOCKHOLDER MUST SIGN AND RETURN EACH OF THE PROXY CARDS RECEIVED TO ENSURE THAT ALL OF THE SHARES OWNED BY SUCH STOCKHOLDER ARE REPRESENTED AT THE ANNUAL MEETING. Each accompanying proxy card that is properly signed and returned to the Company and not revoked will be voted in accordance with the instructions contained therein.

    Any stockholder who gives a proxy has the power to revoke it at any time before it is exercised by delivery to the Corporate Secretary of the Company, either in person or by mail, of a written notice of revocation. Attendance at the Annual Meeting will not in itself constitute revocation of the proxy.

    Unless contrary instructions are given, the persons designated as proxy holders in the accompanying proxy card(s) (or their substitutes) will vote FOR the election of the Board of Directors' nominees, FOR the approval of the Company's Non-Employee Directors Stock Option Plan, FOR the election of Arthur Andersen LLP as the Company's independent public accountants and auditors for the 1995 fiscal year, and in the proxy holders' discretion with regard to any other matters (of which the Company is not now aware) that may be properly presented at the meeting, and all matters incident to the conduct of the meeting.

    The presence at the meeting, in person or by proxy, of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum. The affirmative vote of the holders of at least a majority of the shares of Common Stock represented in person or by proxy at the meeting and entitled to vote at the meeting will be required with respect to the election of directors and the election of Arthur Andersen LLP as the Company's independent public accountants and auditors. Approval of the Non-Employee Directors Stock Option Plan will require the affirmative vote of the holders of at least a majority of the shares of Common Stock outstanding on the record date. Each share of Common Stock outstanding on the record date is entitled to one vote.

    Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as the inspectors of election for the meeting. The inspectors of election will treat shares represented by proxies that reflect abstentions or include "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions or "broker non-votes" do not constitute a vote "for" or "against" any matter and thus will be disregarded in any calculation of "votes cast". Under Hawaii law, if a broker or nominee has indicated on the proxy that it does not have discretionary authority to vote certain shares on a matter, those shares will be treated as present and entitled to vote with respect to that matter unless the broker also states that the shares are not to be deemed present for that purpose.

    Any unmarked proxies, including those submitted by brokers or nominees, will be voted in favor of the proposals and nominees of the Board of Directors, as indicated in the accompanying proxy card.

    Each share of Common Stock entitles the holder thereof to one vote on each matter to be voted on at the Annual Meeting. Under the Company's By-Laws, stockholders are not entitled to cumulate their votes in the election of directors. The By-Laws also provide that the presiding officer at the meeting may adjourn a meeting at which a quorum is present if a matter to be acted upon at the meeting requires the affirmative vote of more than a majority of a quorum at the meeting and the number of shares actually voted (and not abstaining) at such meeting is insufficient to approve of such matter.

    The Company's By-Laws provide that nominations of candidates for election to the Company's Board of Directors may only be made by the Board or by a stockholder entitled to vote at the meeting of the stockholders called for the election of directors (the "Election Meeting"). Any such stockholder who intends to nominate a candidate for election to the Board must deliver a notice to the Corporate Secretary of the Company setting forth (i) the name, age, business address and residence address of each such intended nominee; (ii) the principal occupation or employment of each such intended nominee; (iii) the number of shares of capital stock of the Company beneficially owned by each such intended nominee; and (iv) such other information concerning each such intended nominee as would be required to be included, under the rules of the Securities and Exchange Commission (the "SEC"), in a proxy statement soliciting proxies for the election of such nominee. Such notice also must include a signed consent of each such intended nominee to serve as a director of the Company, if elected. To be timely, any such notice with respect to the upcoming Annual Meeting must be delivered to the Corporate Secretary, Dole Food Company, Inc., 31355 Oak Crest Drive, Westlake Village, California 91361, no later than April 11, 1995. Any such notice with respect to any subsequent Election Meeting must be delivered to the Corporate Secretary not less than 30 days prior to the date of that Election Meeting. The By-Laws provide that if the Chairman of an Election Meeting determines that a nomination was not made in accordance with the procedures set forth in the By-Laws, such nomination shall be void.

BENEFICIAL OWNERSHIP OF CERTAIN STOCKHOLDERS

    The following table sets forth, to the best knowledge of the Company, information as to each person who beneficially owned more than 5% of the Company's Common Stock as of March 10, 1995.

                                                                                                       AMOUNT AND
                                                                                                        NATURE OF
NAME AND ADDRESS                                                                                       BENEFICIAL    PERCENT OF
OF BENEFICIAL OWNER                                                                                   OWNERSHIP (1)  CLASS (2)
- ----------------------------------------------------------------------------------------------------  -------------  ----------
David H. Murdock ...................................................................................   13,767,802(3)      23.0%
31355 Oak Crest Drive
Westlake Village, CA 91361
Oppenheimer Group, Inc. ............................................................................    9,713,986(4)      16.3%
Oppenheimer Tower
World Financial Center
New York, NY 10281

- ------------------------
(1) Unless otherwise indicated, each person has sole voting and dispositive power with respect to the shares shown.

(2) The percentages set forth above are calculated on the basis of the number of outstanding shares of Common Stock set forth under "General Information", plus in the case of Mr. Murdock, stock options granted to him under the Company's stock option plans to purchase 483,000 shares, which number includes all such options that are exercisable within 60 days following March 24, 1995.

(3)  See "Security Ownership of Directors and Executive Officers".

(4) Oppenheimer Group, Inc. ("Oppenheimer") is a holding and service company, owning, directly or indirectly, a variety of companies engaged in the securities business. According to a report on Schedule 13G filed with the SEC on February 1, 1995, Oppenheimer has shared voting power and shared dispositive power over all such shares.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Articles of Association of the Company provide that the Board of Directors shall consist of not less than five nor more than twenty persons, who shall be elected for such terms as may be prescribed in the By-Laws of the Company. There are seven (7) current members of the Board of Directors. The Board of Directors has recently voted to recommend the election of the following incumbent members of the Board for a term of one year and until their successors are duly elected and qualified.

Elaine L. Chao      James F. Gary
Mike Curb           Frank J. Hata
David A. DeLorenzo  David H. Murdock
Richard M. Ferry

    Unless authority to do so is withheld, the persons named in each proxy card (or their substitutes) will vote the shares represented thereby FOR the election of the director nominees named above. In case any of such nominees shall become unable to serve or unavailable for election to the Board of Directors, which is not anticipated, the persons named as proxies (or their substitutes) shall have full discretion and authority to vote or refrain from voting for any other nominee of the Board in accordance with their judgment.

    The following brief statements contain biographical information with respect to each of the nominees for election as a director, including their principal occupations for at least the past five years, as of March 25, 1995.

                      YEAR
                    ELECTED
                      AS A
       NAME         DIRECTOR  AGE                            PRINCIPAL OCCUPATION AND OTHER INFORMATION
- ------------------  --------  ---------------------------------------------------------------------------------------------------
David H. Murdock      1985    71 Chairman of the  Board, Chief Executive  Officer and Director  of the Company  since July  1985.
                                  Since  June 1982, Chairman of the Board and Chief Executive Officer of Flexi-Van Corporation, a
                                  Delaware corporation wholly-owned  by Mr.  Murdock. Sole owner  and developer  of the  Sherwood
                                  Country  Club in Ventura County, California, and  numerous other real estate developments; also sole stockholder of numerous corporations engaged in a variety of business ventures and in  the manufacture of textile-related products, and industrial and building products.
David A. DeLorenzo    1991    48 President  of  Dole  Food Company  --  International  since September  1993  and  Executive Vice
                                  President and Member of the Office of the Chairman of the Company since July 1990. Director  of the  Company since February 1991. President of Dole  Fresh Fruit Company from September 1986 to
                                  June 1992.
Elaine L. Chao        1993    41 President and Chief Executive Officer of United Way of America since November 1992. Director  of the  United States  Peace Corps  from October 1991  to November  1992. Deputy  Secretary of the
                                  United States Department of  Transportation from March  1989 to October  1991. Chairman of  the
                                  United  States Federal Maritime Commission from March  1988 to March 1989. Deputy Administrator of the United States Maritime Administration from  April 1986 to March 1988. Vice President  --
                                  Syndications of the Bank America Capital Markets Group from November 1984 to April 1986.
Mike Curb             1985    50 Chairman  of  the  Board  of  Curb  Records  Inc.,  a  record  company,  and  Curb Entertainment
                                  International Corp., an entertainment  company. Mr. Curb served  as Lieutenant Governor of  the
                                  State  of California from  1978 to 1982, and  served as Chairman of  the National Conference of
                                  Lieutenant Governors  during 1982.  Mr. Curb  served  as Chairman  of the  Republican  National
                                  Finance  Committee from August 1982 to January 1985. He is also a director of various community organizations.
Richard M. Ferry      1991    57 Chairman of the Board and Director of Korn/Ferry International, Inc., an international executive search firm headquartered in New York City and Los Angeles. Mr. Ferry also serves on the  Board of  Directors of Avery Dennison Corporation and  Pacific Mutual Life Insurance Company, as well as a number of privately held and not-for-profit corporations.

                      YEAR
                    ELECTED
                      AS A
       NAME         DIRECTOR  AGE                            PRINCIPAL OCCUPATION AND OTHER INFORMATION
- ------------------  --------  ---------------------------------------------------------------------------------------------------
James F. Gary         1974    74 Chairman Emeritus of  Pacific Resources, Inc.,  an independent energy  company headquartered  in
                                  Honolulu ("PRI"). Mr. Gary was President and/or Chairman and Chief Executive Officer of PRI and
                                  its  predecessor from  1967 to  1984, and  Chairman of  the Board  of PRI  in 1985.  He is Past
                                  President of the  Hawaii Community Foundation  and serves on  the Board of  Directors of  Inter
                                  Island Petroleum, Inc., Hawkins Oil & Gas, Inc., Kennedy Associates, Episcopal Homes of Hawaii,
                                  Inc.  and American-European Special Opportunities Fund, as well as several other privately held corporations and a  number of community  organizations. He was  a member of  the University  of
                                  Hawaii  Board of Regents  from 1981 to  1989 and currently  serves on the  Executive Council of
                                  Chaminade University.
Frank J. Hata         1991    70 Chairman since 1991  of Y.  Hata &  Co. (Vice President  from 1968  to 1991),  a wholesale  food business  located in Hawaii  that sells packaged  foods to restaurants,  hospitals, schools and other institutions. President since 1984 of  Diversified Distributor, Inc., a public  warehouse company in Hawaii. Mr. Hata also serves on the Board of Directors of Aloha Airlines and Pacific
                                  Guardian Life Insurance Company as well as a number of community organizations.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES DESCRIBED ABOVE.

COMMITTEES OF THE BOARD OF DIRECTORS

    There are three standing committees of the Board of Directors: the Executive, Finance and Nominating Committee, the Audit Committee and the Corporate Compensation and Benefits Committee.

    The present members of the Executive, Finance and Nominating Committee are David H.
Murdock, Chairman, Mike Curb and James F. Gary. The primary purposes of the committee are (1) to exercise, during intervals between meetings of the Board of Directors and subject to certain limitations, all of the powers of the full Board; (2) to monitor and advise the Board on strategic business and financial planning for the Company; and (3) to deal with matters relating to the directors of the Company. During the 1994 fiscal year, the committee did not meet, but acted by unanimous written consent. The Executive, Finance and Nominating Committee will consider nominees, if any, for the election to the Board of Directors who are recommended by stockholders in accordance with the provisions of the Company's By-Laws, which provisions are described above under "General Information".

    The Audit Committee is comprised entirely of directors who are not employees or former employees of the Company. The present members of the Audit Committee are James F. Gary, Chairman, Elaine L. Chao and Frank J. Hata. The Committee is responsible for monitoring and reviewing accounting methods adopted by the Company, internal accounting procedures and controls, and audit plans. The Audit Committee receives directly the reports of the Company's independent public accountants and internal audit staff. It meets periodically both with the independent public accountants and internal auditors to review audit results and the adequacy of the Company's system of internal controls. The Audit Committee also recommends to the Board the selection of the Company's independent public accountants and auditors. During the 1994 fiscal year, the committee held six meetings.

    The Corporate Compensation and Benefits Committee (the "Compensation Committee") is comprised entirely of directors who are not employees or former employees of the Company. The present members of the Compensation Committee are Richard M. Ferry, Chairman, Mike Curb and James F. Gary. This Committee is responsible for reviewing the compensation and benefits policies and practices of the Company. During the 1994 fiscal year, the committee held six meetings.

MEETINGS OF THE BOARD OF DIRECTORS

    During the 1994 fiscal year, there were seven meetings of the Board of Directors. The incumbent directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which they served.

REMUNERATION OF DIRECTORS

    Directors are  compensated  for  their  services  according  to  a  standard arrangement authorized by the Board of Directors. An annual retainer fee of $24,000, payable in equal quarterly installments, is paid to each director. An additional fee of $2,000 is paid to each director for each regularly scheduled meeting of the Board of Directors attended, and a fee of $500 is paid for each telephonic meeting of the Board of Directors in which the director participates. In addition, members of the committees are compensated at the rate of $1,000 for each meeting attended (except, no fee is paid for meetings held the day of, or the day prior to, a Board of Directors meeting). Directors have the option of deferring the receipt of their compensation and earning interest on the amounts deferred at an interest rate of 7%. The reasonable expenses incurred by each director in connection with his or her duties as a director are also reimbursed by the Company, including the expenses incurred by directors' spouses in accompanying directors to one Board meeting each year. A Board member who is also an employee of the Company does not receive compensation for service as a director. The Company proposes to supplement this compensation with stock-related incentives under a new Non-Employee Directors Stock Option Plan, described in greater detail under Proposal 2.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

    OWNERSHIP OF COMPANY COMMON STOCK

    The following table sets forth certain information with respect to shares of the Company's Common Stock beneficially owned (or deemed to be beneficially owned) by the Company's directors, its Named Executive Officers (as defined under "Compensation of Executive Officers") and by all directors and executive officers of the Company as a group, as of March 10, 1995.

                                                                                                  AMOUNT AND NATURE   PERCENT OF
NAME AND ADDRESS OF                                                                                 OF BENEFICIAL     OUTSTANDING
BENEFICIAL OWNER (1)                                                                                OWNERSHIP (2)     SHARES (3)
- ------------------------------------------------------------------------------------------------  -----------------   -----------
David H. Murdock................................................................................     13,767,802(4)(5)    23.0%
Elaine L. Chao..................................................................................            100(6)       *
Mike Curb.......................................................................................         18,114(7)       *
David A. DeLorenzo..............................................................................        113,124(4)(9)    *
Richard M. Ferry................................................................................          2,300          *
James F. Gary...................................................................................         19,668(8)       *
Frank J. Hata...................................................................................          5,000          *
Ernest W. Townsend..............................................................................         30,229(4)       *
Gerald W. LaFleur...............................................................................         40,000(4)       *
Thomas C. Leppert...............................................................................         33,000(4)       *
All Directors and Executive Officers as a Group (17 Individuals)................................     14,199,974(4)(9)    23.5%

- ------------------------
 *   Represents less than 1% of the class of securities.

(1)  The mailing  address  for each  of  the  individuals listed  is  Dole  Food
     Company, Inc., 31355 Oak Crest Drive, Westlake Village, California 91361.

(2) Unless otherwise indicated, each person has sole voting and dispositive power with respect to the shares shown. Some directors and executive officers share the voting and dispositive power over their shares with their spouses as community property, joint tenants or tenants in common.

(3)  The percentages set forth above are  calculated on the basis of the  number
     of   outstanding  shares   of  Common   Stock  set   forth  under  "General
     Information", plus, where  applicable all stock  options granted under  the
     Company's  stock option plans that are exercisable within 60 days following
     March 24, 1995.

(4) The individuals and group indicated beneficially own the following number of shares of Common Stock that may be purchased upon the exercise of employee stock options exercisable on March 24, 1995 or within 60 days thereafter: Mr. Murdock, 483,000; Mr. DeLorenzo, 110,000; Mr. LaFleur,
     35,000; Mr. Townsend, 27,001; Mr. Leppert, 33,000; and all directors and executive officers as a group, 842,656.

(5) Mr. Murdock customarily maintains revolving lines of credit in conjunction with his various business activities, under which borrowings and security vary from time to time, and pursuant to which he provides collateral owned by him, including his shares in the Company. His reported holdings include
     1,240,310 shares of Common Stock held by Flexi-Van Delaware, Inc., a corporation indirectly wholly-owned by Mr. Murdock, and 80,870 shares of Common Stock held for the benefit of Mr. Murdock's children.

(6) Reported holdings are held in Ms. Chao's self-employment retirement account.

(7) Reported holdings include 400 shares of Common Stock held by Mr. Curb as custodian for the benefit of his children.

(8) Reported holdings include 2,000 shares of Common Stock held in Mr. Gary's pension plan and 700 shares of Common Stock held by Mr. Gary's wife.

(9) Reported holdings include shares of Common Stock held for certain officers by the Company's Tax Deferred Investment Plan pursuant to Section 401(k) of the Internal Revenue Code of 1986 as amended ("Internal Revenue Code").

                       COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth for the Company's fiscal years ended December 31, 1994, January 1, 1994 and January 2, 1993, in prescribed format, the compensation for services in all capacities to the Company and its subsidiaries (including Castle & Cooke Homes, Inc. ("CKI")) of those persons who were at December 31, 1994: (i) the Chief Executive Officer and (ii) the other four most highly compensated executive officers of the Company and its subsidiaries (the "Named Executive Officers"):

SUMMARY COMPENSATION TABLE

                                                                                                   LONG TERM COMPENSATION
                                                                                            -------------------------------------
                                                          ANNUAL COMPENSATION                              AWARDS
                                              -------------------------------------------   -------------------------------------
                                                                                 OTHER      RESTRICTED    SECURITIES
                                                                                 ANNUAL        STOCK      UNDERLYING    ALL OTHER
        NAME AND PRINCIPAL POSITION           YEAR  SALARY $ (1)  BONUS $ (2)  COMP. $ (3)  AWARDS(S) $   OPTIONS (#)(2) COMP. (4)
- --------------------------------------------  ----  -----------   ----------   ----------   -----------   -----------   ---------
David H. Murdock (5)                          1994  $1,000,013     $      0                  $      0        42,000      $    0
Chairman & CEO                                1993  $  932,310     $450,000                  $      0       161,000(6)   $    0
Dole Food Company, Inc                        1992  $  611,539     $      0                  $      0             0      $    0
Thomas C. Leppert (7)                         1994  $  350,012     $337,500                  $      0         3,000      $4,500
President & CEO                               1993  $  350,012     $375,000                  $      0        78,000(6)   $4,497
Castle & Cooke Properties, Inc.               1992  $  356,743     $350,000                  $      0             0      $4,364
David A. DeLorenzo                            1994  $  500,000     $      0     $241,519(8)  $      0        15,000      $4,500
Executive V.P. & President,                   1993  $  500,000     $187,500     $237,515(8)  $      0        15,000      $4,497
Dole Food Company -- International            1992  $  525,000     $      0     $211,464(8)  $      0             0      $4,364
Gerald W. LaFleur (5)                         1994  $  500,000     $      0                  $      0         4,500      $4,500
Executive V.P.,                               1993  $  500,000     $187,500                  $      0        15,000      $4,497
Dole Food Company, Inc.                       1992  $  509,615     $      0                  $      0             0      $4,364
Ernest W. Townsend                            1994  $  500,000     $      0                  $      0        15,000      $4,500
Executive V.P. & President,                   1993  $  396,154     $187,500                  $      0         8,000      $4,497
Dole Food Company -- North America            1992  $  208,654     $      0                  $687,500(9)     25,000      $4,364

- ------------------------------
 (1) 1992 salaries reflect that the Company's 1992 fiscal year contained 53 weeks. The Company's 1993 and 1994 fiscal years contained 52 weeks.
 (2) Bonus amounts shown reflect payments made in the subsequent year with respect to performance for the identified year. Option grants reflect adjustment made in the subsequent year with respect to unvested options.
 (3) Does not include perquisites which total the lesser of $50,000 or 10% of the reported annual salary and bonus for any year.
 (4) The amounts shown in this column include contributions by the Company under the Company's tax deferred investment plans for the benefit of the individuals listed, but do not include payments made to Mr. Murdock under the Company's defined benefit pension plan, see "Pension Plans".
 (5) Mr. Murdock and Mr. LaFleur also hold positions with certain business entities owned by Mr. Murdock that are not controlled directly or indirectly by the Company, which other entities pay compensation and provide fringe benefits to them for their services to the other entities. Each such officer devotes to the Company the time that is necessary for the effective conduct of his duties. The Audit Committee of the Board of Directors has approved such other employment arrangements with respect to each such officer. Mr. Murdock was also Chairman and Chief

     Executive  Officer of CKI, which was an 82%-owned subsidiary of the Company from March 1993 through December 1994 and which paid $332,310 and  $323,090 of  the aggregate salary  amounts reported for fiscal  years 1993 and 1994, respectively.

 (6) This number  represents an  aggregate number  of options  to purchase  Dole
     Common  Stock granted under the Company's  1991 Stock Option and Award Plan
     (as amended) and to purchase CKI  Common Stock granted under the CKI  Stock
     Option  and Award Plan (the "CKI Plan")  in March 1993. The amounts for Mr.
     Murdock were 36,000 options  (Dole) and 125,000 options  (CKI) and for  Mr.
     Leppert were 3,000 options (Dole) and 75,000 options (CKI). The original vesting schedule for the CKI options was accelerated in 1994 due to the Company's tender offer for the publicly-held CKI stock. See "Option
     Exercises".

 (7) In 1994, Mr. Leppert was also a Director and President -- Hawaii Operations of CKI. Mr. Leppert is also an officer of and performs duties for other real estate subsidiaries wholly owned by the Company.

 (8) The reported amounts include: (a) the pre-tax "gross up" of $191,183 for 1994, $206,275 for 1993 and $172,414 for 1992 associated with Mr.
     DeLorenzo's relocation loan in 1991, and (b) imputed interest on the balance of that loan of $23,430 for 1994, $31,240 for 1993 and $39,050 for 1992 (representing an imputed rate of 7.81% per annum, the applicable federal rate at the time the loan was made). However, Mr. DeLorenzo received no cash compensation associated with such imputed interest, and such amounts are not considered additional taxable compensation to Mr.
     DeLorenzo  under the  Internal Revenue  Code. See  "Certain Transactions --
     Relocation Transactions".

(9) Mr. Townsend commenced employment with the Company in June 1992, at which time a total of 20,000 shares of restricted stock were awarded to him with vesting to occur 25% at the end of the second year of employment and 25% to vest each year thereafter until 100% vested. One-quarter, or 5,000 shares with a market value of $137,500 on the date of vesting, had vested as of the end of the 1994 fiscal year. The dollar amount shown equals the number of shares of restricted stock granted (20,000) multiplied by the market price of the Company's Common Stock on June 1, 1992, the date of grant
     ($34.375). This valuation does not take into account the diminution in value attributable to restrictions applicable to the shares. The number and dollar value of the unvested shares were 15,000 and $345,000 at year end
     (based on the $23.00 closing price of the Company's Common Stock on December 30, 1994, the last trading day of the year). Dividends are not paid until the stock is vested.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

    EMPLOYMENT AGREEMENT

    Mr. LaFleur has an employment agreement with the Company that was entered into when he joined the Company in 1991. This agreement provides for a minimum annual base salary of $500,000 through June 1996. Commencing July 1996, Mr. LaFleur will receive annual payments (the "Annual Retirement Payments") of $250,000 (reduced by amounts he receives under any other Company pension, retirement or disability plan) for the greater of his lifetime or ten years. If, prior to June 30, 1996, Mr. LaFleur's employment is terminated by the Company with "cause" or by Mr. LaFleur without "good reason" (as such terms are defined in the agreement), he will not receive the Annual Retirement Payments. If, prior to June 1996, Mr. LaFleur's employment is terminated by the Company without "cause" or by Mr. LaFleur with "good reason", he will receive a severance payment equal to one year's base salary and will receive the Annual Retirement Payments.

    BENEFIT PLANS

    Some of the Company's benefit plans (including the 1991 Stock Option and Award Plan, the Annual Incentive Plan ("AIP") and the Long Term Incentive Plan ("LTIP")) provide for an acceleration of benefits and various other customary adjustments if a change in control or other reorganization occurs. Pursuant to the AIP and LTIP plans, if a participant's employment is terminated for certain reasons, pro-rata payments may be made prior to the completion of the applicable year or cycle, provided the Compensation Committee determines that the applicable performance goals have been met through the date of such termination or event and provided that the amount of any early payout is proportionately reduced to reflect the time of early payout.

    RELOCATION AGREEMENT

    See "Certain Transactions -- Relocation Transactions" with respect to certain severance benefits.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                            INDIVIDUAL GRANTS
                                       -----------------------------------------------------------
                                                         PERCENT OF                                   POTENTIAL REALIZABLE VALUE
                                                           TOTAL                                           AT ASSUMED ANNUAL
                                         NUMBER OF      OPTIONS/SARS                                     RATES OF STOCK PRICE
                                         SECURITIES      GRANTED TO                                        APPRECIATION FOR
                                         UNDERLYING     EMPLOYEES IN    EXERCISE OR                       OPTION TERM (1)(2)
                                        OPTIONS/SARS    LAST FISCAL        BASE         EXPIRATION   -----------------------------
                NAME                   GRANTED (#)(3)       YEAR      PRICE ($/SH)(4)    DATE (5)    0% ($)    5% ($)    10% ($)
- -------------------------------------  --------------   ------------  ---------------   ----------   ------   --------  ----------
David H. Murdock                           42,000             9.01%       $29.00         4/18/04       $0     $766,080  $1,941,240
Thomas C. Leppert                           3,000       less than 1%      $29.00         4/18/04       $0     $ 54,720  $  138,660
David A. DeLorenzo                         15,000             3.22%       $29.00         4/18/04       $0     $273,600  $  693,300
Gerald W. LaFleur                           4,500       less than 1%      $29.00         4/18/04       $0     $ 82,080  $  207,990
Ernest W. Townsend                         15,000             3.22%       $29.00         4/18/04       $0     $273,600  $  693,300
*  Fair Market Value of Dole Common Stock on December 30, 1994 was $23.00, the last trading day of the year.
Notes:  No CKI options were granted to CKI or Dole executives in 1994.
       The exercisability of CKI options held by Messrs. Murdock and Leppert was accelerated incident to a cash merger of CKI into another subsidiary of the Company (see footnote 4 to "Option Exercises" table).

- ------------------------------

(1) The total gain to all stockholders would be $1,084,926,290 at 5% annual appreciation and $2,749,193,702 at 10% annual appreciation. The gain for all such officers represents less than 1% of the gain to all stockholders.

(2) The amounts under the columns labeled "5%" and "10%" are included pursuant to certain rules promulgated by the SEC and are not intended to forecast future appreciation, if any, in the price of the Company's Common Stock. Such amounts are based on the assumption that the named persons hold the options granted for their full ten-year term. The actual value of the options will vary in accordance with the market price of the Company's Common Stock. The column headed "0%" is included to demonstrate that the options were granted at fair market value and optionees will not recognize any gain without an increase in the stock price, which increase benefits all stockholders commensurately. The Company did not use an alternative formula to attempt to value options at the date of grant, as management is not aware of any formula which determines with reasonable accuracy a present value of options of the type granted to the optionees.

(3) Stock options were granted under the Company's 1991 Stock Option and Award Plan as amended (the "1991 Plan"). Options under the 1991 Plan may result in payments following the resignation, retirement or other termination of employment with the Company or its subsidiaries or as a result of a change in control of the Company. Vested options under the 1991 Plan may be exercised within a period of twelve months following a termination by reason of death, disability or retirement, and three months following a termination for other reasons. The 1991 Plan permits the Compensation Committee, which administers the 1991 Plan, to accelerate, extend or otherwise modify benefits payable under the applicable awards in various circumstances, including a termination of employment or change in control. Under the 1991 Plan, if there is a change in control of the Company (as defined in the 1991 Plan), all options become immediately exercisable. There were no CKI options granted in 1994. Option grants reflect adjustment made in 1995 with respect to unvested options.

(4) Options become exercisable in three equal installments on April 19, 1995 (except for Mr. LeFleur, on November 1, 1995), and on April 19, 1996 and April 19, 1997 for all individuals listed in chart.

(5) Options were granted for a term of ten (10) years, subject to earlier termination in certain events related to termination of employment (see footnote 3 above).

OPTION EXERCISES

    The following table sets forth information, in prescribed format, with respect to the Named Executive Officers concerning the exercise of options during fiscal 1994 and the value of unexercised in-the-money options held as of the end of fiscal 1994:

AGGREGATED OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR, AND
FISCAL YEAR-END OPTION/SAR VALUE

                                                                                             NUMBER OF
                                                                                            SECURITIES
                                                                                            UNDERLYING       VALUE OF UNEXERCISED
                                                                                          OPTIONS/SARS AT    IN-THE-MONEY OPTIONS
                                                                                            FY-END (#)          AT FY- END ($)
                                                             SHARES                      -----------------   ---------------------
                                                           ACQUIRED ON       VALUE         EXERCISEABLE/         EXERCISABLE/
                          NAME                            EXERCISE (#)    REALIZED ($)   UNEXERCISEABLE (#)  UNEXERCISEABLE ($)(3)
                 ---------------------                    -------------   ------------   -----------------   ---------------------
David H. Murdock
  Company Options (1)(2)                                        0              $0           457,000/66,000       $3,900,000/$0
  CKI Options                                                                      (4)             125,000(4)     $      93,750(4)

Thomas C. Leppert
  Company Options (2)                                           0              $0             31,000/5,000       $           0
  CKI Options                                                                      (4)              75,000(4)     $      56,250(4)

David A. DeLorenzo
  Company Options (2)                                           0              $0           100,000/25,000       $           0

Gerald W. LaFleur
  Company Options (2)                                           0              $0            30,000/14,500       $           0

Ernest W. Townsend
  Company Options (2)                                           0              $0            19,334/28,666       $           0

- ------------------------

(1) Mr. Murdock received a stock option grant of 300,000 options at $10.00 per share when he became Chief Executive Officer of the Company in July 1985. The $10.00 per share grant price was the fair market value of the Company's Common Stock at the date of grant.

(2) The Company has two stock option plans under which awards are outstanding: the 1982 Stock Option and Award Plan (the "1982 Plan") and the 1991 Plan. Options under the 1991 Plan are described in footnote (3) to the table entitled "Option Grants in the Last Fiscal Year". All options available under the 1982 Plan have been granted. Vested options under the 1982 Plan may result in payments following resignation, retirement or other termination of employment with the Company or its subsidiaries or as a result of a change in control of the Company. Options under the 1982 Plan may be exercised within a period of twelve months following a disability, by the optionee's estate at any time the option could have been exercised by the optionee (if the optionee dies while an employee of the Company) and within a period of three months following a termination for all other reasons. Under the 1982 Plan, if there is a change in control of the Company (as defined in the 1982 Plan), all options become immediately exercisable.

(3) This amount represents solely the difference between the market value on the last trading day of the year, December 30, 1994 ($23.00 for the Company) of those unexercised options which had an exercise price below such market price (i.e., "in-the-money options") and the respective exercise prices of the options. No assumptions or representations regarding the "value" of such options are made or intended.

(4) At year end, Messrs. Murdock and Leppert had agreed with CKI to surrender their options to purchase 125,000 and 75,000 CKI shares, respectively, the exercisability of which was conditionally accelerated, and to receive the difference in cash between the option price of $15.00 and the price received by the public stockholders of CKI stock ($15.75) in the merger of CKI with a subsidiary of the Company. The merger was effective as of January 3, 1995.

LTIP AWARDS

    The following chart presents information as to awards in 1994 to Named Executive Officers under the Company's Long Term Incentive Plan ("LTIP"):

              LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

                                                                                               ESTIMATED FUTURE PAYOUTS
                                                                    PERFORMANCE OR     UNDER NON-STOCK PRICE-BASED PLANS (3)(4)
                                                       NUMBER OF        OTHER        ---------------------------------------------
                                                     SHARES, UNITS   PERIOD UNTIL      BELOW
                                                     OR OTHER (3)   MATURATION (4)   THRESHOLD  THRESHOLD     TARGET    MAXIMUM (5)
                       NAME                           RIGHTS (#)      OR PAYOUT         ($)        ($)         ($)         ($)
- ---------------------------------------------------  -------------  --------------   ---------  ---------   ----------  ----------
David H. Murdock (1)                                      N/A          1994-96           0      $ 525,000   $1,050,000  $1,575,000
Thomas C. Leppert (2)                                     --            --              --         --           --          --
David A. DeLorenzo (1)                                    N/A          1994-96           0      $ 375,000   $  750,000  $1,125,000
Gerald W. LaFleur (1)                                     N/A          1994-96           0      $ 375,000   $  750,000  $1,125,000
Ernest W. Townsend (1)                                    N/A          1994-96           0      $ 375,000   $  750,000  $1,125,000

- ------------------------
(1)  Compensation based on cumulative EBT at the consolidated (corporate) level.

(2)  Mr. Leppert did not participate in the LTIP in 1994.

(3) The estimated award is expressed as a multiple of a percentage of average base salary (subject to a ceiling), which is not determinable before December 28, 1996. Estimated future payouts are based upon current actual base salary.

(4) With limited exception, one-half of awards payable under the LTIP will be paid within 90 days following the completion of the cycle. The remaining one-half of the awards payable for the cycle will be paid, with interest calculated based on the lesser of the Company's cost of debt or 120% of the Applicable Federal Rate (as defined in the LTIP), on December 31, 1998, subject to the participant's continued employment through the date of payment. Deferred portions of awards and associated interest accumulated thereon will become immediately payable in the event of termination for any reason, other than voluntary termination or termination for cause (as defined in the LTIP), or a change in control (as defined in the LTIP). The formula-determined amount of an award may be reduced by the Compensation Committee based upon an evaluation of individual performance criteria and/or other objective and subjective factors. The Compensation Committee must certify the achievement of the applicable performance goals and the actual amount payable to each participant prior to such payment. Upon a termination for any reason other than voluntary resignation or termination for cause or upon certain other events, pro-rata payments may (or, in certain cases shall) be made prior to the completion of the cycle, provided that the Compensation Committee determines that the applicable performance goals have been met through the date of such termination or event and the amount of any early payout is proportionately reduced to reflect the time value of the early payout. An event includes certain reorganizations or changes in control.
     The applicable benefits to be paid to participants are not determinable in advance because it is substantially uncertain whether even minimum levels of performance necessary to achieve any level of award under the LTIP will be realized.

(5) The maximum payout for exceeding the targeted amounts as a percentage of average base salary is 225% for all participants.

PENSION PLANS

    The Company maintains a number of noncontributory pension plans which provide benefits, following retirement at age 65 or older with one or more years of credited service (or age 55 with five or more years of credited service), to salaried, non-union employees of the Company on U.S. payrolls, including executive officers of the Company. Each plan provides a monthly pension to supplement personal savings and Social Security benefits. The following table shows the estimated annual benefits payable under the Company's corporate pension plan in which the Named Executive Officers participated in 1994:

                               PENSION PLAN TABLE

                                                                                                  YEARS OF SERVICE
                                                                                  ------------------------------------------------
RENUMERATION                                                                         15        20        25        30        35
- --------------------------------------------------------------------------------  --------  --------  --------  --------  --------
 $400,000.......................................................................  $ 66,000  $ 94,600  $123,200  $151,800  $180,400
 $500,000.......................................................................  $ 82,500  $118,250  $154,000  $189,750  $225,000
 $600,000.......................................................................  $ 99,000  $141,900  $184,800  $227,700  $270,600
 $700,000.......................................................................  $115,500  $165,550  $215,600  $265,650  $315,700
 $800,000.......................................................................  $132,000  $189,200  $246,400  $303,600  $360,800
 $900,000.......................................................................  $148,500  $212,850  $277,200  $341,550  $405,900
$1,000,000......................................................................  $165,000  $236,500  $308,000  $379,500  $451,000
$1,100,000......................................................................  $181,500  $260,150  $338,800  $417,450  $496,100
$1,200,000......................................................................  $198,000  $283,800  $369,600  $455,400  $541,200
$1,300,000......................................................................  $214,500  $307,450  $400,400  $493,350  $586,300
$1,400,000......................................................................  $231,000  $331,100  $431,200  $531,300  $631,400

    The above table shows the estimated annual retirement benefits payable as straight life annuities without offsets for Social Security or other amounts under this plan, assuming normal retirement at age 65, to persons in specified compensation and years of service classifications. The plan covers the following types of compensation paid by the Company: base pay, bonus, performance incentives (if any) and severance pay.

    Each year's accrued benefit under the plan is 1.1% of final average annual compensation multiplied by years of service, plus .33% of final average annual compensation multiplied by years of service in excess of 15 years. Benefits accrued as of March 31, 1992 under the prior benefit formula serve as minimum entitlements. The credited years of service and ages as of December 31, 1994 for individuals named in the Summary Compensation Table are as follows: Mr. Murdock (age 71) -- 9 years; Mr. DeLorenzo (age 48) -- 24 years; Mr. LaFleur (age 62) -- 3 years; Mr. Townsend (age 48) -- 2 years; and Mr. Leppert (age 40) -- 5 years. Assuming these individuals remain employed by the Company until age 65 (or later) and continue to receive compensation equal to their 1994 compensation from the Company, their annual retirement benefits at age 65 will approximate:
Mr. DeLorenzo -- $382,675; Mr. LaFleur -- $250,000 (see "Employment, Severance and Change of Control Agreements"); Mr. Townsend -- $151,124; and Mr. Leppert -- $134,076. As required by the Internal Revenue Code, Mr. Murdock, who is presently over the age of 70 1/2, started to receive his annual retirement benefits under the Pension Plan of $118,800 as of April 1, 1994; an additional $90,196 annual benefit is paid under the supplemental benefit plan. (see below)

    The Internal Revenue Code places an annual maximum limit of $118,800 (at December 31, 1994) on the benefits available to an individual under the Company's pension plans. Furthermore, effective January 1, 1994, the Internal Revenue Code places an annual maximum limit of $150,000 (adjusted for inflation) on compensation which may be considered in determining a participant's benefit under qualified retirement programs. If an individual's benefit under the plans exceeds the $118,800 limit or compensation exceeds the $150,000 limit, the excess will be paid by the Company from an unfunded excess and supplemental benefit plan. Effective January 1, 1994, future pension benefit accruals for a number of key management employees, including individuals named in the Summary Compensation Table, will be provided exclusively from an unfunded excess and supplemental benefit plan.

CERTAIN TRANSACTIONS

    CKI TENDER OFFER

    On November 30, 1994, the Company indirectly acquired 5,019,947 shares of CKI common stock pursuant to a cash tender offer at $15.75 per share by Dole Acquisition Corporation, an indirect wholly-owned subsidiary of the Company ("DAC"), for any and all of the shares beneficially owned by the public shareholders of CKI. On January 3, 1995, DAC completed its planned merger with CKI in which each CKI share not then held by DAC was converted into the right to receive $15.75 cash per share (subject to shareholder's statutory appraisal rights under Hawaii law). Payment for such shares was and is being made upon the surrender of certificates representing the CKI shares.

    The following table sets forth certain sale information as to CKI shares beneficially owned by directors and executive officers of the Company and/or their spouses whose CKI shares were tendered in this transaction:

                                                                                                                      AGGREGATE
                                                                                                                       AMOUNT
                                                                                            NO. OF CKI    SELLER'S    RECEIVED
NAME                                                                                          SHARES      COST (1)       ($)
- ------------------------------------------------------------------------------------------  ----------   ----------  -----------
Mike Curb.................................................................................      10,000   $  133,763  $   157,500
David A. DeLorenzo........................................................................       1,000   $   15,000  $    15,750
Richard M. Ferry..........................................................................      10,000   $  133,763  $   157,500
James F. Gary.............................................................................      10,000   $  133,763  $   157,500
Frank J. Hata.............................................................................      20,000   $  263,750  $   315,000
George R. Horne...........................................................................         500   $    7,500  $     7,875
Gerald W. LaFleur.........................................................................      10,000   $  150,000  $   157,500
Thomas C. Leppert.........................................................................       2,000   $   23,505  $    31,500
David H. Murdock..........................................................................      94,500   $1,127,525  $ 1,488,375
Patrick A. Nielson........................................................................       2,000   $   30,000  $    31,500
Alan B. Sellers...........................................................................       1,250   $   14,691  $    19,688
J. Brett Tibbitts.........................................................................         400   $    6,000  $     6,300
Roberta Wieman............................................................................       3,000   $   41,753  $    47,250

- ------------------------
(1) Represents costs to the Seller determined by reference to previously filed reports or information otherwise provided by the Seller.

    Certain relatives (including in-laws) of the executive officers or directors of the Company also beneficially owned shares of CKI, which either were tendered in the tender offer or converted into cash in the CKI merger, in either case on the same terms as were applicable to the public shareholders. The aggregate amount of CKI shares beneficially owned by such persons as of October 31, 1994, and readily ascertainable (without further investigation) by the Company was 13,100 shares ($206,325 in value), including 12,900 shares held by relatives of Mr. Murdock and 200 shares held by relatives of Mr. DeLorenzo. (See "Option Exercises" for discussion of payments to Messrs. Murdock and Leppert arising from stock options.)

    RELOCATION TRANSACTIONS

    In connection with the Company's promotion of Mr. DeLorenzo in 1991 and to induce him to move to California to assume his new responsibilities, the Company made him a $500,000 secured, interest free relocation loan (payable in five equal annual installments) to assist him in the purchase of a home. The principal balance of the loan at January 1, 1994 and January 1, 1995 was $300,000 and $200,000 respectively. In connection with this promotion and transfer, the Company also agreed to pay Mr. DeLorenzo annual compensation in addition to his base salary in an after-tax amount of $100,000 per year for five years commencing with a payment in September 1992. The balance of this commitment (as well as the balance of the loan) is payable in a lump sum following a termination of his employment by reason of his death, disability or resignation following a change in duties or a termination by the Company without "cause". If his employment terminates for other reasons, the Company's obligation generally is limited to a pro-rata payment proportionate to the period of service.

    OTHER TRANSACTIONS

    David H. Murdock, the Company's Chairman and Chief Executive Officer, owns a transportation equipment leasing company, a private dining club and private country club, which supply products and provide services to numerous customers and patrons. During fiscal 1994, these businesses were paid $559,364 for products and services supplied directly or indirectly to the Company. During fiscal 1994, Dole also paid $276,591 for the management of office buildings and apartment complexes owned by the Company to a real estate management company owned by Mr. Murdock, and paid $102,480 for subleasing certain corporate office space from a business owned by Mr. Murdock. Mr. Murdock paid the Company $90,214 in connection with his use of a company-owned jet for personal purposes during fiscal 1994. Such transactions in which Mr. Murdock or his affiliates had an interest were reviewed by the Audit Committee of the Board of Directors, which determined that the terms of each transaction were substantially the same as those that could have been obtained from unaffiliated third parties.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING COMPENSATION COMMITTEE REPORT AND THE FOLLOWING PERFORMANCE GRAPH SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS OR ANY FUTURE FILINGS, EXCEPT TO THE EXTENT THE COMPANY EXPRESSLY INCORPORATES SUCH REPORT OR GRAPH BY REFERENCE THEREIN. THE REPORT AND GRAPH SHALL NOT BE DEEMED SOLICITING MATERIAL OR OTHERWISE DEEMED FILED UNDER EITHER OF SUCH ACTS.

CORPORATE COMPENSATION AND BENEFITS COMMITTEE REPORT TO STOCKHOLDERS

COMPENSATION PHILOSOPHY

    The Company's compensation philosophy is to relate the compensation of the Company's executive officers to measures of Company performance that contribute to increased value for the Company's stockholders.

GOALS

    To assure that compensation policies appropriately consider the value the Company creates for stockholders, the Company's compensation philosophy for executive officers takes into account the following goals:

    - Executive officer compensation must be focused on enhancing stockholder value

    - Compensation must reflect a competitive and performance-oriented environment that motivates executive officers to achieve a high level of individual, business unit and corporate results in the business environment in which they operate

    - Incentive-based compensation must be contingent upon the performance of each executive officer against financial and strategic performance goals

    - The Company's compensation policies must enable the Company to attract and retain top quality management

    The Compensation Committee (the "Committee") periodically reviews the components of compensation for the Company's executive officers on the basis of this philosophy. Further, as the situation warrants, the Committee also retains the services of a qualified compensation consulting firm to provide recommendations to enhance the linkage of executive officer compensation to the above goals and to obtain information as to how the Company's compensation of executive officers compares with peer companies.

EXECUTIVE STOCK OWNERSHIP GUIDELINES

    To further support the Company's goal of achieving a strong link between stockholder and executive interests, the Company is adopting stock ownership guidelines to be effective in fiscal 1995. Executives will be asked to make and hold investments in Company stock (or stock equivalents) valued at between 25% to 100% of their base salaries. Unexercised stock options will not be counted for purposes of meeting the ownership guidelines. Guidelines generally will apply to all vice presidents and above, with ownership targets increasing with level of responsibility. Executives will be allowed three to five years to achieve designated levels of ownership, with the additional requirement that one-half of an individuals bonuses be paid in stock until the ownership guideline is achieved.

EXECUTIVE COMPENSATION COMPONENTS

    The   Company  annually  evaluates  the  competitiveness  of  its  executive compensation program (base salary, annual bonus, and long-term incentives) relative to comparable publicly-traded companies.

    A group of 14 food-processing companies (or "peer group") has been used for each of the past three annual reviews of compensation for proxy-named officers (other than Mr. Leppert, whose compensation as President of the Hawaii operations of Castle & Cooke Homes, Inc. ("CKI") was reviewed by management in the context of comparable real estate development companies in terms of business size and focus). The compensation peer group was identified by the Committee's executive compensation consulting firm through a comparability screening process that considered such variables as revenue size, product line diversity, and geographic scope of operation. Of the 13 companies in the S&P Foods Index, nine met the comparability screening criteria and are included in the compensation peer group.

    Broader published surveys of food processing companies, as well as industry in general, are used to evaluate the competitiveness of total compensation for other Company executives.

    Based on an analysis conducted by the Committee's executive compensation consultant in 1994, the aggregate pay package for executive officers of the Company, consisting of salary, annual bonus, stock options, and a long-term cash incentive, generally falls between the 50th and 75th percentile of the Company's peers. Generally speaking, 75th percentile pay levels can only be achieved if the Company's aggressive goals associated with its incentive compensation plans are attained (which goals were not achieved in 1994). Pay levels for each executive officer other than the Chairman and Chief Executive Officer largely reflect the recommendation of the Chairman and Chief Executive Officer based on individual experience and breadth of knowledge, internal equity considerations, and other subjective factors. The pay package for the Chairman and CEO is based on deliberations of the Compensation Committee of the Company (and for fiscal years 1993 and 1994, on consideration of the CKI Compensation Committee with respect to compensation related to his chairmanship of that company), as described below under "CEO Compensation".

    Each component of the total executive compensation package emphasizes a different aspect of the Company's compensation philosophy:

    - BASE SALARY. Base salaries for executive officers (other than the Chairman and Chief Executive Officer whose salary is discussed below) are initially set upon hiring by management (subject to periodic review by the Compensation Committee) based on recruiting requirements (i.e., market demand), competitive pay practices, individual experience and breadth of knowledge, internal equity considerations, and other subjective factors. Increases to base salary are determined primarily on the basis of individual performance and contribution to the Company and involve the application of both quantifiable and subjective criteria. Salary reviews for senior executives typically occur at intervals greater than twelve months. With the exception of the Chairman and Chief Executive Officer, none of the officers named in the Summary Compensation Table received a base salary increase in 1994.

    - ANNUAL INCENTIVES. The Company relies to a large degree on annual incentive compensation to attract and retain executive officers of outstanding abilities and to motivate them to perform to the full extent of these abilities.
     Executive officers  are  eligible  to  participate  in  either  the  Annual
      Incentive Plan (approved by stockholders in 1994 to assure the continued deductibility to the Company of certain cash compensation to persons named in the Summary Compensation Table) or a similar incentive plan for a broader group of officers ("AIP"). While comparable in most respects, features of the stockholder-approved AIP are more rigidly defined than other incentive plans sponsored by the Company, in accordance with the requirements for deductibility under proposed Treasury regulations. With the exception of Mr. Leppert, who participated in an annual incentive plan linked to CKI results (as described below), all individuals listed on the Summary Compensation Table participate in the stockholder-approved AIP.
     As a percentage of base salary, target award levels for executive  officers approximate the median of peer companies. Specifically, target bonus awards for executive officers (other than the Chairman and Chief Executive Officer whose bonus opportunity is described below) range from 25% to 50% of salary, payable upon meeting pre-determined financial and strategic goals. Target percentages for each individual are determined on the basis of competitive bonus levels (as a percent of salary), level of responsibility, and other subjective factors.

      Generally speaking, each individual's maximum annual cash bonus equals 1.5X his or her target award level. Such maximum bonus is payable only if exceptional Company and/or divisional performance levels against pre-determined goals are achieved. In certain limited situations, the maximum bonus payable to an executive officer WHO IS NOT A PARTICIPANT IN THE STOCKHOLDER-APPROVED AIP may, at the discretion of the Chairman and Chief Executive Officer, exceed 2X target if performance exceeds 150% of his or her applicable financial and/or strategic goals.
     For all participants in the AIP, 70% of the total 1994 bonus opportunity was based on the consolidated/business unit earnings before taxes (EBT); the balance (30%) was based on achievement of a specific, Company-wide cost reduction target. The Company did not reach the financial threshold necessary to generate a payment for the EBT portion of the annual award; however, in 1994, the Company did achieve 112% of its cost reduction goal. Despite the achievement of cost reduction targets, the Office of the Chairman recommended (and the Committee approved) the elimination of bonuses for the five most senior officers of the Company due to 1994 EBT performance being below expectation. Mr. Leppert received a bonus equal to 96% of his base salary, based primarily on the EBT performance of his business unit.

    - LONG-TERM INCENTIVES. The Company provides two forms of long-term incentive opportunity for senior executives: stock options and a cash long-term incentive plan, both of which have been approved by stockholders. In contrast to bonuses that are paid for prior year accomplishments, stock option grants represent incentives tied to future stock appreciation. Stock options are granted periodically to provide executives and managers with a direct incentive to enhance the value of the Company's stock. Historically, awards have been granted at the fair market value of the Common Stock on the date of grant and have generally vested over a three-year period with a term of ten years.
     In 1995, the Company modified its option vesting schedule to reflect specific stock appreciation hurdles. None of the 1995 options granted to senior management will vest until the stock price reaches $32.625, or slightly more than a 20% increase over the fair market value at the date of grant. Options will vest in 25% increments upon achieving or exceeding each specified price hurdle (ranging from $32.625 to $36.625) for a period of thirty consecutive trading days. To preserve the favorable accounting treatment generally associated with these stock option grants, any options which have not vested by the tenth year following grant will become fully vested three months before the end of their ten-year terms.
     Options are granted at the discretion of the Committee (based substantially on recommendations of the Chairman and Chief Executive Officer as to grants for other officers) to key management positions above a specified salary level. The size of each grant is based on a multiple of base salary divided by the fair market value of the stock at date of grant.
     In 1994, guidelines for stock option multiples (which ranged from .3X to 2X salary) were derived subjectively. In general, the multiples for individual positions increased with level of responsibility and the perceived impact of each position on the strategic direction of the Company. The Chairman's recommendations for individual option grants also reflected his assessment of the effect of promotions, individual performance, and other factors (e.g., Mr. Leppert received options in CKI at the time of its initial public offering in 1993; consequently, he received fewer options in the Company in 1994 relative to other named executive officers). An individual's outstanding stock options and current stock ownership generally were not considered when making stock option awards.
     Based on data supplied by the Committee's executive compensation consultant, individual option grant multiples in 1994 generally fell below the median of peer companies. Moreover, in 1994 and each of the three prior years, the Company's option grants in the aggregate resulted in a level of dilution (measured by total options granted as a percent of shares outstanding) for shareholders that has been less than that experienced by equity stockholders of other large food processing companies and U.S. companies generally.
     With the exception of Mr. Leppert, proxy-named officers also participate in the Long-Term Incentive Plan ("LTIP"), approved by stockholders in 1994. The 1994 fiscal year represents the first year of a three year performance cycle under this plan, which is designed to reward executives for achieving long-term, steady EBT growth that is expected to translate into significant share price appreciation over time. Under ordinary circumstances, no payments will be determined or made prior to the end of the 1994-1996 performance cycle.

CEO COMPENSATION

    In the first quarter of 1994, the Committee reviewed David H. Murdock's salary as Chairman and Chief Executive Officer of both the Company and CKI.
Given the Company's then 82% ownership of CKI, the Committee developed a pay strategy for the Chairman which reflected his duties as Chairman of two separate but closely linked public companies. At the end of 1994, the Company acquired the publicly-held shares of CKI, and as of January 3, 1995, CKI was merged into an indirect wholly-owned subsidiary of the Company and ceased being a publicly-traded company (note that the Chairman's 1994 pay reflected CKI's being a public company).

    For 1994, the Committee arrived at a competitive aggregate target total pay opportunity from the two companies based on data provided by the Committee's executive compensation consultant regarding pay levels among the food processing peer group (described previously) and real estate development companies comparable to CKI in terms of business focus and size (which information was shared with the CKI Compensation Committee). Based on the data and recommendation  of  the  Committee's  consultant  and  the  report  of  the  CKI
Compensation Committee (none of whose members was or is a member of this Committee), the Committee raised Mr. Murdock's salary to $700,000, his first increase in base salary for his responsibilities as Chairman of the Company since he took the helm in 1985. This salary is above the median of other food processing peer companies, which the Committee in its judgment deemed appropriate in light of the Chairman's experience and ability to impact the long-term success of the Company. Aggregate total compensation for the Chairman, including base salary, annual bonus, LTIP, and stock options, is targeted at the 75th percentile of peers if the Company's aggressive performance goals are achieved.

    In determining the salary for the Chairman, the Committee took notice of actions taken by the CKI Compensation Committee with respect to Mr. Murdock's compensation for his role as Chairman of this then separate, publicly-traded company. Specifically, the CKI Compensation Committee had determined that a salary of $300,000 (which represented a reduction from the $400,000 annual salary reported to prospective CKI investors at the time of the public offering), while falling significantly below the median salary provided to the leaders of comparable real estate development companies, fairly compensated Mr. Murdock for the added responsibilities associated with his Chairmanship of CKI. As stated in the 1994 proxy, Mr. Murdock was not eligible for an incentive under the CKI annual incentive plan due to his participation in the Company's AIP. It was the belief of both Compensation Committees that the incentive payable to Mr. Murdock under the Company's AIP (described below) appropriately recognized the results of CKI, since his award was largely based on the consolidated performance of the Company (which incorporates the results of CKI).

    In light of the merger of CKI and the Company, Mr. Murdock's salary of $300,000 associated with the CKI chairmanship ceased as of January 3, 1995.

    Under the terms of the stockholder-approved AIP, Mr. Murdock is eligible for a target bonus annually equal to 75% of his base salary from the Company, excluding salary payable from CKI. His maximum award payable under this plan equals 112.5% of salary from the Company. As with other AIP participants, 70% of Mr. Murdock's total 1994 bonus opportunity was based on consolidated earnings before taxes (EBT); the balance (30%) was based on achievement of a specific, Company-wide cost reduction target. As described previously, the Office of the Chairman, including Mr. Murdock, received no bonuses for 1994 performance.

    Acting on the recommendation of the Committee's consultant, in April 1994, the Committee approved a stock option grant for Mr. Murdock in the amount of 42,000 shares. This grant was made at fair market value on the date of grant as part of the normal grant process, reflecting a salary multiple of two (which is equivalent to the median multiple for CEOs within the food processing peer group). There were no CKI stock options granted in 1994.

    Mr. Murdock participates in the LTIP, approved by stockholders in 1994, as described under Long Term Incentives above.

                                          The Corporate Compensation and
                                          Benefits Committee

                                          Richard M. Ferry, Chairman
                                          Mike Curb
                                          James F. Gary

PERFORMANCE GRAPH

    The following graph indicates the performance of the cumulative total return to the stockholders of the Company's Common Stock (including reinvested dividends) during the previous five years in comparison to the cumulative total return on the Standard & Poor's 500 Stock Index and the Standard & Poor's Foods Index.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           DOLE FOOD COMPANY, INC.   STANDARD & POOR'S 500 STOCK INDEX  STANDARD & POOR'S FOODS INDEX
1989                            100                                100                            100
1990                             85                                 97                            108
1991                            105                                126                            157
1992                             95                                136                            157
1993                             80                                150                            144
1994                             70                                152                            161

- ------------------------
(1) Assumes $100 invested on December 31, 1989 in Dole Food Company Stock, the Standard & Poor's 500 Stock Index and the Standard & Poor's Foods Index and assumes reinvestment of dividends at frequency with which dividends are paid.

                                   PROPOSAL 2
              APPROVAL OF NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

    On February 2, 1995, the Board of Directors adopted the Company's 1995 Non-Employee Directors Stock Option Plan (the "Plan"), subject to stockholder approval at the Annual Meeting. The major provisions of the Plan, including a description of the nonqualified stock options (the "Options") that have been and will be granted thereunder, are summarized below. The following summary is qualified in its entirety by reference to the text of the Plan, which is set forth in Exhibit A to this Proxy Statement.

SUMMARY DESCRIPTION OF THE 1995 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

    PURPOSE OF THE PLAN. The purpose of the Plan is to promote the success of the Company by providing an additional compensatory means through the grant of Options to attract, motivate and retain experienced and knowledgeable members of the Board of Directors who are not officers or employees of the Company or any of its subsidiaries ("Non-Employee Directors") and to further align their interests with those of stockholders generally.

    ELIGIBILITY AND ADMINISTRATION. The Plan provides for automatic grants to Non-Employee Directors of Options to acquire shares of the Company's Common Stock. Currently, there are five (5) Non-Employee Directors on the Board who are eligible to participate in the Plan. Future participation will be based on a person's status as a Non-Employee Director.

    The Plan is designed to be self-effectuating to the maximum extent possible. Subject to the express provisions of the Plan, the Board of Directors has the authority to construe and interpret the terms of the Plan and individual Option agreements.

    AMOUNT OF COMMON STOCK SUBJECT TO OPTIONS UNDER THE PLAN. A maximum of 50,000 shares of Common Stock may be issued in total under the Plan. The number and type of securities which may be subject to Options under the Plan are subject to adjustment under Section 3.4 of the Plan in the event of a stock dividend, stock split, recapitalization, reclassification, merger, reorganization, consolidation and other similar events affecting the Company or its Common Stock. Shares subject to Options that expire or are terminated prior to exercise for any reason are to that extent available for future grants.

    GRANTS OF OPTIONS. All Non-Employee Directors will receive nondiscretionary grants of Options to purchase shares of the Company's Common Stock over the term of the Plan. On February 15th of each year, each continuing Non-Employee Director in office on such date will be granted an Option to purchase 1,500 shares of the Company's Common Stock. The exercise price of Options granted under the Plan will be equal to the fair market value of the shares of Common Stock on the grant date.

    The first of such grants under the Plan was made on February 15, 1995 subject to stockholder approval of the Plan, at an exercise price of $27.125 per share, the market price on that date, to each of the Non-Employee Directors then in office. The price of a share of the Company's Common Stock as reported on the New York Stock Exchange Composite Tape on March 15, 1995 was $26.625. The number and value of these options, subject to the assumptions noted, are shown below:

                 1995 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                   PLAN BENEFITS (INITIAL ANNUAL GRANT ONLY)

                                                                                                                    POTENTIAL
                                                                                                                    REALIZABLE
                                                                                                                 VALUE AT ASSUMED
                                                                                                                 ANNUAL RATES OF
                                                                                                                   STOCK PRICE
                                                                                                                 APPRECIATION FOR
                                                                                       EXERCISE                  OPTION TERM (1)
                                                                              NUMBER     PRICE     EXPIRATION   ------------------
                                                                              SHARES   ($/SHARE)      DATE         5%       10%
                                                                              ------   ---------   ----------   --------  --------
Each Non-Employee Director..................................................  1,500     $ 27.125    2/14/05     $ 25,588  $ 64,845
Non-Employee Director as a
 Group (five persons).......................................................  7,500     $ 27.125    2/14/05     $127,941  $324,227

- ------------------------
(1) The amounts under the columns labeled "5%" and "10%" are included pursuant to certain rules promulgated by the SEC and are not intended to forecast future appreciation, if any, in the price of the Company's Common Stock. Such amounts are based on the assumption that the Non-Employee Directors hold the options granted for their full ten-year term. The actual value of the options will vary in accordance with the market price of the Company's Common Stock. The column headed "0%" is included to demonstrate that the options were granted at fair market value and optionees will not recognize any gain without an increase in the stock price, which increase benefits all stockholders commensurately. The Company did not use an alternative formula to attempt to value options at the date of grant, as management is not aware of any formula which determines with reasonable accuracy a present value of options of the type granted to the optionees.

    CONSIDERATION  RECEIVED  FOR  OPTIONS.   Typically,  the  only consideration
received by the Company for the grant of an Option under the Plan will be the future services by the optionee contemplated by the vesting schedule.

    TYPE AND TERM OF OPTIONS. A nonqualified stock option is the right to purchase shares of the Company's Common Stock at a future date at the exercise price on the date the Option is granted. Options granted under the Plan will expire ten years after the date of grant, subject to earlier termination in the event an optionee's service as a Non-Employee Director terminates. See "Termination of Directorship" below.

    EXERCISE OF OPTIONS. Subject to early termination or acceleration provisions, Options awarded under the Plan will generally become exercisable as to one-third of the number of shares subject to the Option on each of the first, second and third anniversaries of the date the Option is granted. In no event, however, will an Option become exercisable prior to six months or after ten years from its date of grant.

    The exercise price of any Option granted under the Plan may be paid (i) in cash or by check, (ii) in shares of the Company's Common Stock previously owned by the optionee for at least six months prior to exercise, (iii) partly in such shares and partly in cash, or (iv) by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver to the Company an amount necessary to pay the exercise price prior to the delivery of the shares.

    If any Option under the Plan is not exercised prior to its expiration or other termination, the underlying shares will thereafter be available for future Option grants under the Plan.

    NON-TRANSFERABILITY. Options granted under the Plan are not transferable, other than by will or the laws of descent and distribution, and during the lifetime of the Non-Employee Director Options are exercisable only by such Non-Employee Director, subject to limited exceptions consistent with applicable legal restrictions.

    TERMINATION OF DIRECTORSHIP. If a Non-Employee Director's services as a member of the Board of Directors terminate by reason of death or disability, such Non-Employee Director's Options, to the extent they are exercisable on such date, shall be exercisable for twelve months after the date of such termination or until the expiration of their stated term, whichever occurs first. Any Option which is not then exercised shall terminate. If a Non-Employee Director's services terminate for any other reason, such Non-Employee Director's Options, to the extent they are exercisable on such date, shall remain exercisable for three months after the date of such termination or until the expiration of their stated term, whichever occurs first, and shall then terminate.

    OTHER  ACCELERATION  OF  AWARDS.   Upon  the  occurrence  of  certain events
described in Sections 3.4 and 3.5 of the Plan (such as a dissolution, liquidation, merger, asset sale or similar transaction affecting the Company which has been approved by stockholders, or a "change in control" of the Company as defined in the Plan), each Option awarded under the Plan will become exercisable, provided that no Option will be accelerated to a date which is less than six months after the date of grant of such Option.

    TERMINATION OR CHANGES TO THE PLAN. The Board of Directors may terminate the Plan or may amend the Plan, but no amendment may be made without stockholder approval if such approval is required by law. No amendment, suspension or termination of the Plan may, without the written consent of the optionee, affect in any manner materially adverse to the optionee any rights or benefits of the optionee or obligations of the Company under any Option granted under the Plan prior to the effective date of such change. Unless earlier terminated by the Board, no Option will be granted under the Plan after February 1, 2005.

    NON-EXCLUSIVITY. The Plan does not limit the authority of the Board of Directors to grant awards or authorize any other compensation under any other plan or authority. Stockholder approval of the Plan will not constitute approval of any such other compensation.

FEDERAL INCOME TAX CONSEQUENCES

    The federal income tax consequences of the Plan under current federal law, which is subject to change, are summarized in the following discussion which deals with the general tax principles applicable to the Plan. State and local tax consequences are beyond the scope of this summary.

    NONQUALIFIED STOCK OPTIONS. An optionee receiving an Option under the Plan does not recognize taxable income on the date of grant of the Option, assuming (as is usually the case with plans of this type) that the Option does not have a readily ascertainable fair market value at the time it is granted. However, the optionee must generally recognize ordinary income at the time of exercise of the Option in the amount of the difference between the Option exercise price and the fair market value of the Common Stock on the date of exercise. The amount of ordinary income recognized by an optionee is deductible by the Company in the year that the income is recognized. Upon subsequent disposition, any further gain or loss is taxable either as a short-term or long-term capital gain or loss, depending on how long the shares of Common Stock are held.

    Stockholders should note that because Non-Employee Directors (subject to re-election and stockholder approval) will receive stock options under this proposal, all current eligible Directors of the Company (i.e., Ms. Chao and Messrs. Curb, Ferry, Gary and Hata) have a personal interest in the proposal and its approval by stockholders. The members of the Board of Directors unanimously approved the Plan as in the best interests of the Company and its stockholders.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PLAN. PROXIES RECEIVED WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

                                   PROPOSAL 3
                                  ELECTION OF
                  INDEPENDENT PUBLIC ACCOUNTANTS AND AUDITORS

    Upon the recommendation of the Audit Committee, the Board of Directors of the Company has appointed Arthur Andersen LLP as the Company's independent public accountants and auditors for the 1995 fiscal year ending December 30, 1995, subject to stockholder approval. Arthur Andersen LLP has served as the Company's independent public accountants and auditors since 1985.

    Services which will be provided to the Company and its subsidiaries by Arthur Andersen LLP with respect to the 1995 fiscal year include the examination of the Company's consolidated financial statements, reviews of quarterly reports, services related to filings with the SEC and consultations on various tax matters.

    A representative of Arthur Andersen LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as he may desire.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS AND AUDITORS.

                                 MISCELLANEOUS

OTHER MATTERS

    If any other matters properly come before the meeting, it is the intention of the proxy holders to vote in their discretion on such matters pursuant to the authority granted in the proxy and permitted under applicable law.

COST OF SOLICITING PROXIES

    The expenses of preparing and mailing the Notice of Annual Meeting, the Proxy Statement and the proxy card(s) will be paid by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited by directors, officers and regular employees of the Company (who will receive no additional compensation) by personal interviews, telephone, telegraph and facsimile. The Company has retained D. F. King & Co., Inc. to assist in the solicitation of proxies. D. F. King & Co., Inc. will be paid approximately $5,500, plus out-of-pocket expenses, for its services. It is anticipated that banks, custodians, nominees and fiduciaries will forward proxy soliciting material to beneficial owners of the Company's Common Stock and that such persons will be reimbursed by the Company for their expenses incurred in so doing.

PROPOSALS OF STOCKHOLDERS

    The 1996 Annual Meeting of Stockholders is presently expected to be held on or about May 16, 1996. To be considered for inclusion in the Company's proxy statement for the 1996 Annual Meeting, proposals of stockholders intended to be presented at the 1996 Annual Meeting must be received by the Corporate Secretary, Dole Food Company, Inc., 31355 Oak Crest Drive, Westlake Village, California 91361, no later than December 4, 1995.

                                          By Order of the Board of Directors,

                                          [SIG]
                                          Alan B. Sellers
                                          CORPORATE SECRETARY

April 6, 1995

                                                                       EXHIBIT A

                 1995 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

1.  THE PLAN

    1.1  PURPOSE.

    The purpose of this Plan is to promote the success of the Company by providing an additional means through the grant of Options to attract, motivate and retain experienced and knowledgeable Eligible Directors. Capitalized terms are defined in Article 4.

    1.2  ADMINISTRATION.

    (a) BOARD AUTHORITY AND POWERS; INTERPRETATION. This Plan shall be, to the maximum extent possible, self-effectuating. This Plan shall be interpreted and, to the extent any determinations are required hereunder, shall be administered by the Board. Subject to the express provisions of this Plan, the Board shall have the authority to construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation and Participants under this Plan.

    (b) BINDING DETERMINATIONS. Any action taken by, or inaction of, the Corporation or the Board relating or pursuant to this Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. No member of the Board or officer of the Corporation shall be liable for any such action or inaction, except in circumstances involving such person's bad faith.

    (c) RELIANCE ON EXPERTS. In making any determination or in taking or not taking any action under this Plan, the Board may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer or agent of the Corporation shall be liable for any such action or determination taken or made or omitted in good faith.

    (d)   DELEGATION.   The Board  may delegate  ministerial,  non-discretionary
functions to individuals who are officers or employees of the Corporation.

    1.3  SHARES AVAILABLE FOR OPTIONS.

    Subject to the provisions of Section 3.4, the capital stock that may be delivered under this Plan shall be shares of the Corporation's authorized but unissued Common Stock.

    (a) NUMBER OF SHARES. The maximum number of shares of Common Stock that may be delivered pursuant to Options granted to Eligible Directors under this Plan shall not exceed 50,000 shares, subject to adjustment contemplated by
Section 3.4.

    (b) CALCULATION OF AVAILABLE SHARES AND REPLENISHMENT. Shares subject to outstanding Options shall be reserved for issuance. If any Option shall expire or be cancelled or terminated without having been exercised in full, the undelivered shares subject thereto shall again be available for the purposes of this Plan.

2.  THE OPTIONS

    2.1   AUTOMATIC OPTION  GRANTS.   Subject  to  Section 3.9  and  adjustments
contemplated by Section 3.4,

    (a) INITIAL OPTIONS. Persons who are Eligible Directors as of February 15, 1995 shall be granted without further action an Option to purchase 1,500 shares of Common Stock.

    (b) SUBSEQUENT OPTIONS. On February 15 (or the next trading day following February 15) in each subsequent calendar year during the term of this Plan, commencing in 1996, there shall be granted automatically (without any action by the Board) an Option to each person who is an Eligible Director to purchase 1,500 shares of Common Stock.

    (c) MAXIMUM NUMBER OF SHARES. Any annual grant under Section 2.1(b) that would otherwise exceed the maximum number of shares remaining available in the Plan under Section 1.3(a) shall be prorated within such limitation among the number of Eligible Directors entitled thereto.

    (d)   OPTION PRICE.   The exercise price  per share of  the Options shall be
100% of the Fair Market Value of the Common Stock on the Option Date.

    (e) OPTION PERIOD AND EXERCISABILITY. Each Option granted under this Plan shall become exercisable in installments at the rate of 33.33% of the shares initially underlying such Option on the first anniversary of the Option Date and an additional 33.33% of such shares on each of the next two anniversaries thereof.

    (f) NON-QUALIFIED OPTIONS. Each Option granted under this Plan is intended to be a non-qualified stock option (i.e., not an "incentive stock option") under the Code and shall be so designated.

    2.2  PAYMENT OF EXERCISE PRICE.

    The exercise price of any Option granted under this Plan shall be paid in full at the time of each exercise in cash or by check or in shares of Common Stock valued at their Fair Market Value on the date of exercise of the Option, or partly in such shares and partly in cash, or by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver to the Company an amount necessary to pay the exercise price prior to the delivery of the shares, PROVIDED THAT any such shares used in payment shall have been owned by the Participant at least six months prior to the date of exercise.

    2.3  OPTION PERIOD.

    Each Option granted under this Plan and all rights or obligations thereunder shall expire ten years after the Option Date and shall be subject to earlier termination as provided herein.

    2.4  LIMITATIONS ON EXERCISE AND VESTING OF OPTIONS.

    (a) PROVISIONS FOR EXERCISE. No Option shall be exercisable or shall vest until at least six months after the initial Option Date, and once exercisable an Option shall remain exercisable until the expiration or earlier termination of the Option.

    (b) PROCEDURE. Any exercisable Option shall be deemed to be exercised when the Vice President -- Human Resources of the Corporation receives written notice of such exercise from the Participant, together with the required payment of the exercise price.

    (c) FRACTIONAL SHARES/MINIMUM ISSUE. Fractional share interests shall be disregarded, but may be accumulated. No fewer than 100 shares may be purchased on exercise of any Option at one time unless the number purchased is the total number at the time available for purchase under the Option.

3.  OTHER PROVISIONS

    3.1  RIGHTS OF PARTICIPANTS AND BENEFICIARIES.

    (a) NO SERVICE COMMITMENT. Nothing contained in this Plan (or in any other documents related to this Plan or to any Option) shall confer upon any Participant any right to continue to serve as a director of the Corporation nor shall interfere in any way with the right of the Corporation to change director compensation or other benefits or to terminate the director's service as a director, with or without cause. Nothing contained in this Plan or any document related hereto shall influence the construction or interpretation of the Corporation's Articles of Association or By-Laws regarding service on the Board or adversely affect any independent contractual right of any Eligible Director without his or her consent thereto.

    (b) PLAN NOT FUNDED. Options payable under this Plan shall be payable in shares and no special or separate reserve, fund or deposit shall be made to assure payment of such Options. No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock) of the Corporation by reason of any Option hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation and any Participant,

Beneficiary or other person who acquires a right to receive payment pursuant to any Option hereunder, and such right shall be no greater than (and will be subordinate to) the right of any unsecured general creditor of the Corporation.

    3.2  NO TRANSFERABILITY.

    Options may be exercised only by, and shares issuable pursuant to an Option shall be paid only to, the Participant or, if the Participant has died, the Participant's Beneficiary or, if the Participant has suffered a Disability, the Participant's Personal Representative, if any, or if there is none, the
Participant's estate. Other than by will or the laws of descent and distribution, no right or benefit under this Plan or any Option shall be transferrable by the Participant or shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any such attempted action shall be void. The designation of a Beneficiary hereunder shall not constitute a transfer for these purposes.

    3.3  TERMINATION OF DIRECTORSHIP.

    If an Eligible Director's services as a member of the Board terminate by reason of death or Disability, any portion of an Option granted pursuant to this Plan which is not then exercisable shall terminate and any portion of such Option which is then exercisable may be exercised for one year after the date of such termination or until the expiration of the stated term of such Option, whichever first occurs. If an Eligible Director's services as a member of the Board terminate for any other reason, any portion of an Option granted pursuant to this Plan which is not then exercisable shall terminate and any portion of such Option which is then exercisable may be exercised for three months after the date of such termination or until the expiration of the stated term, whichever first occurs, and shall then terminate.

    3.4  ADJUSTMENTS.

    If there shall occur any extraordinary distribution in respect of the Common Stock (whether in the form of Common Stock, other securities, or other property), or any recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of Common Stock or other securities of the Corporation, or there shall occur any other similar corporate transaction or event in respect of the Common Stock, or a sale of substantially all of the assets of the Corporation as an entirety, then the Board shall, in such manner and to such extent (if any) as may be appropriate and equitable, (1) proportionately adjust any or all of (a) the number and type of shares of Common Stock (or other securities) which thereafter may be made the subject of Options (including the specific maximum limits and numbers of shares set forth elsewhere in this Plan), (b) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Options and the vesting provisions of the Options, (c) the grant, purchase, or exercise price of any or all outstanding Options, or (d) the securities, cash or other property deliverable upon exercise of any outstanding Options, or (2) in the case of an extraordinary distribution, merger, reorganization, consolidation, combination, sale of assets, split-up, exchange, or spin-off, make provision for a substitution or exchange of any or all outstanding Options or for a change in the securities, cash or property deliverable upon exercise of outstanding Options based upon the distribution or consideration payable to holders of the Common Stock of the Corporation upon or in respect of such event; PROVIDED, HOWEVER, that (i) such adjustment and the Board's actions in respect thereof are based on objective criteria, and (ii) such adjustment (to the extent consistent with Section 3.11(c)) is consistent with adjustments to comparable Options (if any) held by persons other than directors of the Corporation.

    3.5  ACCELERATION UPON A CHANGE IN CONTROL EVENT.

    Upon the occurrence of a Change in Control Event, each Option shall become exercisable in full; PROVIDED, HOWEVER, that no Option shall be so accelerated to a date less than six months after the Option Date of Option.

    3.6  COMPLIANCE WITH LAWS.

    This Plan, the granting and vesting of Options under this Plan and the issuance and delivery of shares of Common Stock, and/or of other securities or property pursuant to Section 3.4, under this Plan or under Options granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal tax and securities laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable to assure such compliance.

    3.7  PLAN AMENDMENT, STOCKHOLDER APPROVAL AND SUSPENSION.

    (a) BOARD AUTHORIZATION. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Options may be granted during any suspension of this Plan or after termination of this Plan, but the Board shall retain jurisdiction as to Options then outstanding in accordance with the terms of this Plan.

    (b) STOCKHOLDER APPROVAL. To the extent required by law or the provisions of Rule 16b-3, any amendment to this Plan or any then outstanding Option shall be subject to stockholder approval.

    (c) LIMITATIONS ON AMENDMENTS TO PLAN AND OPTIONS. The provisions of this Plan shall not be amended more than once every six months (other than as may be necessary to conform to any applicable changes in the Code or the rules thereunder), unless such amendment would be consistent with the provisions of Rule 16b-3(c) (2) (ii) (or any successor provision). No amendment, suspension or termination of this Plan or change affecting any outstanding Option shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Corporation under any Option granted under this Plan prior to the effective date of such change. Changes contemplated by Section 3.4 shall not be deemed to constitute changes or amendments for purposes of this Section 3.7.

    3.8  PRIVILEGES OF STOCK OWNERSHIP.

    Except as otherwise expressly authorized by this Plan, a Participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock subject to an Option granted under this Plan prior to the satisfaction of all conditions to the valid exercise of the Option.

    3.9  EFFECTIVE DATE OF PLAN.

    This Plan shall be effective as of February 2, 1995, the date of Board approval, subject to stockholder approval within twelve (12) months thereafter. All options granted under Section 2.1(a) shall be subject to stockholder approval of the Plan.

    3.10  TERM OF PLAN.

    No Option shall be granted more than ten years after the effective date of this Plan (the "termination date"). Unless otherwise expressly provided in this Plan or in an applicable Option Agreement, any Option theretofore granted may extend beyond such date, and this Plan shall continue to apply thereto.

    3.11  LEGAL ISSUES.

    (a)   CHOICE OF  LAW.   This  Plan, the  Options, all  documents  evidencing
Options and all other related documents shall be governed by, and construed in accordance with the laws of the state of California.

    (b) SEVERABILITY. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

    (c) PLAN CONSTRUCTION. It is the intent of the Corporation that this Plan and Options hereunder satisfy and be interpreted in a manner that in the case of persons who are or may be subject to

Section 16 of the Exchange Act satisfies the applicable requirements of Rule 16b-3 so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder. If any provision of this Plan or any Option would otherwise frustrate or conflict with the intent expressed above, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict, but to the extent of any remaining irreconcilable conflict with such intent as to such persons in the circumstances, such provision shall be deemed void.

    (d) NON-EXCLUSIVITY OF PLAN. Nothing in this Plan shall limit or be deemed to limit the authority of the Board to grant awards or authorize any other compensation under any other plan or authority.

4.  DEFINITIONS
    (a) "BENEFICIARY" shall mean the person, persons, trust or trusts designated by a Participant or, in the absence of a designation, entitled by will or the laws of descent and distribution, to receive the benefits specified in the Option Agreement and under this Plan in the event of a Participant's death, and shall mean the Participant's executor or administrator if no other Beneficiary is identified and able to act under the circumstances.

    (b) "BOARD" shall mean the Board of Directors of the Corporation or, with respect to administrative matters (as distinguished from Plan amendments, suspension, or termination), any duly authorized Committee of members of the Board designated to administer this Plan.

    (c) "CHANGE IN CONTROL EVENT" shall be deemed to have occurred if (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the
Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities, unless such person was, on the effective date of the Plan, such a beneficial owner of securities representing 20% or more of such voting power; or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation's stockholders, of each new Board member was approved by a vote of at least three-fourths of the Board members then still in office who were Board members at the beginning of such period.

    (d) "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

    (e)  "COMMISSION" shall mean the Securities and Exchange Commission.

    (f) "COMMON STOCK" shall mean the Common Stock of the Corporation and such other securities or property as may become the subject of Options, or become subject to Options, pursuant to an adjustment made under Section 3.4 of this Plan.

    (g)     "COMPANY"  shall   mean,  collectively,  the   Corporation  and  its
Subsidiaries.

    (h) "CORPORATION" shall mean Dole Food Company, Inc., a Hawaii corporation, and its successors.

    (i) "DISABILITY" shall mean a "permanent and total disability" within the meaning of Section 22(e)(3) of the Code.

    (j) "ELIGIBLE DIRECTOR" shall mean a member of the Board of Directors of the Corporation who is NOT (1) an officer or employee of the Corporation or any subsidiary at the time of the grant of the Option, or (2) a person to whom equity securities of the Corporation or an affiliate have been granted or awarded within the year prior to the date of grant or other applicable date of determination, under or pursuant to the 1991 Stock Option and Award Plan or any other plan of the Corporation or an affiliate (except this Plan or any other formula or ongoing securities acquisition plan, the participation in which does NOT compromise the disinterested administration of this Plan or any other such plan under Rule 16b-3), or (3) until the expiration of the transition period under Rule 16b-3 for all purposes of this Plan, a person who is eligible to participate in any other such plan.

    (k) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

    (l) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

    (m) "FAIR MARKET VALUE" on any specified date shall mean (i) if the stock is listed or admitted to trade on a national securities exchange, the closing price of the stock on the Composite Tape, as published in the Western Edition of The Wall Street Journal, of the principal national securities exchange on which the stock is so listed or admitted to trade, on such date, or, if there is no trading of the stock on such date, then the closing price of the stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; (ii) if the stock is not listed or admitted to trade on a national securities exchange, the last price for the stock on such date, as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information; (iii) if the stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Reporting System, the mean between the bid and asked price for the stock on such date, as furnished by the NASD or a similar organization; or (iv) if the NASD or a similar organization does not furnish the mean between the bid and asked price for the stock on such date, the valuation furnished by an independent advisor or investment banker to the Corporation who is recognized in valuations of this type.

    (n) "OPTION" shall mean an option to purchase Common Stock authorized and granted under this Plan, and related rights.

    (o) "OPTION AGREEMENT" shall mean an agreement completed in the manner required by this Plan and executed on behalf of the Corporation by an executive officer of the Corporation.

    (p)   "OPTION  DATE" shall mean  the applicable  date of grant  set forth in
Article 2.

    (q) "PARTICIPANT" shall mean an Eligible Director who has been granted an Option under the provisions of this Plan.

    (r) "PERSONAL REPRESENTATIVE" shall mean the person or persons who, upon the disability or incompetence of a Participant, shall have acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan and who shall have become the legal representative of the Participant.

    (s)  "PLAN" shall mean this 1995 Non-Employee Directors Stock Option Plan.

    (t) "RULE 16B-3" shall mean Rule 16b-3 as promulgated by the Commission pursuant to the Exchange Act, as amended from time to time.

    (u) "SUBSIDIARY" shall mean any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

                             DOLE FOOD COMPANY, INC.
                             PROXY FOR COMMON STOCK
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

     The undersigned hereby appoints DAVID H. MURDOCK, DAVID A DeLORENZO and ALAN B. SELLERS, and each of them, as Proxies, each with full power of substitution, and each with all powers that the undersigned would possess if personally present, to vote all of the shares of Common Stock of Dole Food Company, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the JW Marriott Hotel, 2151 Avenue of the Stars, Los Angeles, California on Thursday, May 11, 1995, at 10:00 a.m. local time, and any adjournments thereof. The undersigned instructs each of said Proxies, or their substitutes, to vote as specified by the undersigned on the reverse side and to vote in such manner as they may determine on any other matters which may properly come before the meeting as indicated in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

Election of Directors.  Nominees:

Elaine L. Chao, Mike Curb, David A. DeLorenzo, Richard M. Ferry,
James F. Gary, Frank J. Hata and David H. Murdock

              (Important - to be signed and dated on reverse side)

              PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS CARD
                        IN THE ENCLOSED PREPAID ENVELOPE.

                                                                     SEE REVERSE
                                                                         SIDE



/X/  Please mark
     votes as in
     this example.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS MADE FOR ITEMS 1, 2 AND 3 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

         The Board of Directors recommends a vote FOR items 1, 2 and 3.


                              FOR            WITHHELD

1.   Election of              / /              / /
     directors
     (see reverse)

     For except vote withheld from the following nominees.

- ----------------------------------------------------------

                              FOR            AGAINST             ABSTAIN

2.   Approve the Company's    / /              / /                 / /
     Non-Employee Directors'
     Stock Option Plan.

3.   Elect Arthur Andersen    / /              / /                 / /
     LLP as independent
     public accountants and
     auditors for the 1995
     fiscal year.


                                                            MARK HERE      / /
                                                            FOR ADDRESS
                                                            CHANGE AND
                                                            NOTE AT LEFT


NOTE. Please sign exactly as your name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys, and agents should give their full titles. If shareholder is a corporation, sign in full corporate name by the authorized officer.


Signature: __________________________________ Date ______________

Signature: __________________________________ Date ______________